Exhibit 99.1
July 23, 2026

Dow reports second quarter 2026 results

FINANCIAL HIGHLIGHTS
•Net sales were $12.1 billion, up 20% year-over-year, reflecting increases in all operating segments and regions.
•Local price increased 20% versus the year-ago period, led by gains in Packaging & Specialty Plastics, with higher polyethylene prices in all regions. Currency increased 1% year-over-year.
•Volume decreased 1% year-over-year. Gains in Performance Materials & Coatings across both businesses were more than offset by declines in Packaging & Specialty Plastics largely due to planned maintenance activity.
•GAAP net income was $802 million. Op. EBIT1 was $1.6 billion, up $1.7 billion year-over-year, primarily driven by higher prices as well as the Company’s self-help initiatives.
•GAAP earnings per share (EPS) was $0.99; operating EPS1 was $1.44, compared to a loss of $0.42 in the year-ago period. Op. EPS excludes significant items totaling $0.45 per share, driven by costs associated with Transform to Outperform, partially offset by an income tax adjustment associated with a payment from NOVA Chemicals.
•Cash provided by operating activities – continuing operations was $1.3 billion, primarily driven by higher earnings across all businesses, more than offsetting an expected working capital build, reflecting revenue growth.
•Returns to shareholders totaled $253 million of dividends in the quarter.

CEO QUOTE
“Team Dow delivered strong second quarter results through disciplined and timely execution, reliably serving our customers, and accelerating our self-help actions,” said Karen S. Carter, Dow CEO. “Market conditions were supportive this quarter, and our self-help initiatives delivered ahead of plan, further reinforcing the improvement in our earnings as we continue to strengthen Dow’s resilience and agility. We now expect to generate approximately $200 million more in benefits from Transform to Outperform this year, enabling us to increase the total in-year benefits from self-help to greater than $1.3 billion. Our actions to become a leaner, more competitive company position Dow well to continue winning with our customers while delivering enhanced long-term shareholder value.”

SUMMARY FINANCIAL RESULTS

	Three Months Ended Jun 30
In millions, except per share amounts	2Q26	2Q25	vs. SQLY [B / (W)]
Net Sales	$12,092	$10,104	$1,988
GAAP Income (Loss), Net of Tax	$802	$(801)	$1,603
Operating EBIT[1]	$1,648	$(21)	$1,669
Operating EBITDA[1]	$2,312	$703	$1,609
GAAP Earnings (Loss) Per Share	$0.99	$(1.18)	$2.17
Operating Earnings Per Share[1]	$1.44	$(0.42)	$1.86
Cash Provided by (Used for) Operating Activities - Cont. Ops	$1,324	$(470)	$1,794

1.Op. Earnings Per Share, Op. EBIT, Op. EBIT Margin and Op. EBITDA, Free Cash Flow and Cash Flow Conversion are non-GAAP measures. See page 5 for further discussion.
®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Dow reports second quarter 2026 results

SEGMENT HIGHLIGHTS
Packaging & Specialty Plastics

	Three Months Ended Jun 30
In millions	2Q26	2Q25	vs. SQLY [B / (W)]
Net Sales	$6,385	$5,025	$1,360
Operating EBIT	$1,278	$71	$1,207

Packaging & Specialty Plastics segment net sales in the quarter were $6.4 billion, up 27% versus the year-ago period. Local price increased 30% year-over-year, primarily driven by higher polyethylene prices in all regions. Currency increased net sales by 1%. Volume decreased 4% year-over-year, driven by lower volumes in both businesses, including higher planned maintenance activity in Hydrocarbons & Energy, resulting in lower merchant sales.

Op. EBIT was $1.3 billion, an increase of $1.2 billion compared to the year-ago period, driven by higher integrated margins as a result of higher polyethylene prices contributing to margin expansion and tailwinds from the Company’s self-help initiatives, which were partly offset by higher planned maintenance activity.

Packaging and Specialty Plastics business reported a net sales increase versus the year-ago period, reflecting higher polyethylene prices, most notably in flexible packaging applications and in all regions. This more than offset lower polyethylene volumes, driven by declines in Europe, the Middle East, Africa and India (EMEAI) and Asia Pacific impacted by the Middle East conflict.

Hydrocarbons & Energy business reported a net sales increase year-over-year, driven by higher olefins prices, which more than offset lower volumes due to planned maintenance activity in the U.S. Gulf Coast and the idling of a cracker in EMEAI in mid-2025, which successfully restarted in June.

Industrial Intermediates & Infrastructure

	Three Months Ended Jun 30
In millions	2Q26	2Q25	vs. SQLY [B / (W)]
Net Sales	$3,166	$2,786	$380
Operating EBIT	$246	$(185)	$431

Industrial Intermediates & Infrastructure segment net sales in the quarter were $3.2 billion, up 14% versus the year-ago period. Local price increased 15% year-over-year, reflecting gains in both businesses and in all regions. Currency increased net sales by 1%. Volume decreased 2% year-over-year, driven by lower volumes in Polyurethanes & Construction Chemicals, including impacts from the Middle East conflict, which were partially offset by increased volume in Industrial Solutions.

Op. EBIT was $246 million, an increase of $431 million versus the year-ago period, driven by higher margins, tailwinds from the Company’s self-help initiatives, lower planned maintenance activity and the suspension of the recognition of equity losses from Sadara.

Polyurethanes & Construction Chemicals business reported an increase in net sales compared to the year-ago period, primarily driven by local price gains, which were partly offset by lower volumes. Volume growth across industrial market applications was more than offset by impacts from the Middle East conflict.

Industrial Solutions business reported an increase in net sales, with local price gains in all regions compared to the year-ago period. Volume growth was driven by recent alkoxylation investments and increased demand for data center applications, partially offset by impacts from the Middle East conflict.

Dow reports second quarter 2026 results

Performance Materials & Coatings

	Three Months Ended Jun 30
In millions	2Q26	2Q25	vs. SQLY [B / (W)]
Net Sales	$2,361	$2,129	$232
Operating EBIT	$133	$152	$(19)

Performance Materials & Coatings segment net sales in the quarter were $2.4 billion, up 11% versus the year-ago period. Local price increased 4% year-over-year, driven by an increase in Coatings & Performance Monomers. Currency increased net sales by 1%. Volume increased 6% year-over-year, driven by higher volumes in both businesses, led by growth in downstream silicones.

Op. EBIT was $133 million, a decrease of $19 million versus the year-ago period, as tailwinds from the Company’s self-help initiatives were more than offset by higher fixed costs, including turnaround activity in the quarter and the costs associated with the in-period shutdown of our Barry, U.K. upstream siloxanes plant.

Consumer Solutions business reported an increase in net sales versus the year-ago period, driven by volume gains in downstream silicones, led by consumer, electronics and home care applications.

Coatings & Performance Monomers business reported an increase in net sales across all regions compared to the year-ago period, led by higher price and volume in both acrylic monomers and architectural coatings.

OUTLOOK
“As we look into the second half of 2026, we will continue to build a more agile and resilient company that sets a new competitive standard,” said Carter. “We will do so by advancing three priorities: growth and innovation in attractive end markets, investing in and strengthening our portfolio, and ensuring balanced capital allocation. Aligned to this, Transform to Outperform is delivering improvements in both growth and productivity, and we expect the impact of these efforts to ramp significantly throughout the remainder of this year and into 2027. Taken together, our collective actions are focused on enhancing the long-term value Dow delivers across the cycle.”

Conference Call
Dow will host a live webcast of its quarterly earnings conference call with investors to discuss its results, business outlook and other matters today at 8:00 a.m. ET. The webcast and slide presentation that accompany the conference call will be posted on the events and presentations page of investors.dow.com.

About Dow
Dow (NYSE: DOW) is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. Our global breadth, asset integration and scale, customer-focused innovation and leading business positions enable us to achieve profitable growth and help deliver a sustainable future. We operate manufacturing sites in 29 countries and employed approximately 34,600 people as of year-end 2025. Dow delivered sales of approximately $40 billion in 2025. References to Dow or the Company mean Dow Inc. and its subsidiaries. Learn more about us at www.dow.com.

###

For further information, please contact:

Investors:	Media:
Andrew Riker	Rachelle Schikorra
ajriker@dow.com	ryschikorra@dow.com

Dow reports second quarter 2026 results

Cautionary Statement about Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any supply chain, operational or other disruptions, sanctions, export restrictions, or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow's contemplated capital and operating projects; Dow's ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; Dow’s ability to realize expected benefits from Transform to Outperform on the contemplated timeframe; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics, and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company's subsequent reports filed with the U.S. Securities and Exchange Commission. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and The Dow Chemical Company and its consolidated subsidiaries assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Non-GAAP Financial Measures
This earnings release includes information that does not conform to GAAP and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company's segments, including allocating resources. Dow's management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company's GAAP disclosures and should not be viewed as alternatives to GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this release are defined below. Reconciliations for these non-GAAP measures to GAAP are provided in the Selected Financial Information and Non-GAAP Measures section starting on page 10. Dow does not provide forward-looking GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period.

Operating Earnings Per Share is defined as "Earnings (loss) per common share - diluted" excluding the after-tax impact of significant items.

Operating EBIT is defined as earnings (i.e., "Income (loss) before income taxes") before interest, excluding the impact of significant items.

Operating EBIT Margin is defined as Operating EBIT as a percentage of net sales.

Operating EBITDA is defined as earnings (i.e., "Income (loss) before income taxes") before interest, depreciation and amortization, excluding the impact of significant items.

Free Cash Flow is defined as "Cash provided by (used for) operating activities - continuing operations," less capital expenditures. Under this definition, Free Cash Flow represents the cash generated by the Company from operations after investing in its asset base. Free Cash Flow, combined with cash balances and other sources of liquidity, represent the cash available to fund obligations and provide returns to shareholders. Free Cash Flow is an integral financial measure used in the Company's financial planning process.

Cash Flow Conversion is defined as "Cash provided by (used for) operating activities - continuing operations," divided by Operating EBITDA. Management believes Cash Flow Conversion is an important financial metric as it helps the Company determine how efficiently it is converting its earnings into cash flow.

Operating Return on Capital (ROC) is defined as net operating profit after tax, excluding the impact of significant items, divided by total average capital, also referred to as ROIC.

Dow Inc. and Subsidiaries
Consolidated Statements of Income

In millions, except per share amounts (Unaudited)	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net sales	$12,092	$10,104	$21,886	$20,535
Cost of sales	9,925	9,521	19,079	19,281
Research and development expenses	207	188	388	388
Selling, general and administrative expenses	535	347	952	713
Amortization of intangibles	40	63	86	139
Restructuring and asset related charges - net	503	591	530	799
Equity in earnings (losses) of nonconsolidated affiliates	36	(30)	(267)	(50)
Sundry income (expense) - net	125	147	246	160
Interest income	38	39	80	67
Interest expense and amortization of debt discount	210	209	429	425
Income (loss) before income taxes	871	(659)	481	(1,033)
Provision for income taxes	69	142	124	58
Net income (loss)	802	(801)	357	(1,091)
Net income attributable to noncontrolling interests	81	34	169	51
Net income (loss) available for Dow Inc. common stockholders	$721	$(835)	$188	$(1,142)

Per common share data:
Earnings (loss) per common share - basic	$0.99	$(1.18)	$0.25	$(1.62)
Earnings (loss) per common share - diluted	$0.99	$(1.18)	$0.25	$(1.62)

Weighted-average common shares outstanding - basic	723.5	709.5	722.4	708.2
Weighted-average common shares outstanding - diluted	725.1	709.5	723.5	708.2

Dow Inc. and Subsidiaries
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	Jun 30, 2026	Dec 31, 2025
Assets
Current Assets
Cash and cash equivalents (variable interest entities restricted - 2026: $237; 2025: $31)	$3,973	$3,816
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2026: $70; 2025: $59)	6,430	4,762
Other	2,049	1,876
Inventories	7,233	6,595
Other current assets	1,186	1,013
Total current assets (variable interest entities restricted - 2026: $443; 2025: $228)	20,871	18,062
Investments
Investment in nonconsolidated affiliates	1,121	1,264
Other investments (investments carried at fair value - 2026: $2,379; 2025: $2,212)	3,289	3,017
Noncurrent receivables	563	309
Total investments	4,973	4,590
Property
Property	66,599	65,863
Less: Accumulated depreciation	44,391	43,613
Net property (variable interest entities restricted - 2026: $2,348; 2025: $2,385)	22,208	22,250
Other Assets
Goodwill	7,934	7,978
Other intangible assets (net of accumulated amortization - 2026: $5,821; 2025: $5,727)	1,371	1,486
Operating lease right-of-use assets	1,367	1,356
Deferred income tax assets	1,570	1,511
Deferred charges and other assets	1,291	1,305
Total other assets (variable interest entities restricted - 2026: $213; 2025: $226)	13,533	13,636
Total Assets	$61,585	$58,538
Liabilities and Equity
Current Liabilities
Notes payable	$86	$90
Long-term debt due within one year	758	222
Accounts payable:
Trade	5,385	4,151
Other	1,622	1,394
Operating lease liabilities - current	341	340
Income taxes payable	359	337
Accrued and other current liabilities	3,380	2,649
Total current liabilities (variable interest entities nonrecourse - 2026: $461; 2025: $438)	11,931	9,183
Long-Term Debt (variable interest entities nonrecourse - 2026: $179; 2025: $190)	17,151	17,849
Other Noncurrent Liabilities
Deferred income tax liabilities	353	364
Pension and other postretirement benefits - noncurrent	4,462	4,694
Asbestos-related liabilities - noncurrent	582	628
Operating lease liabilities - noncurrent	1,092	1,097
Other noncurrent obligations	8,647	7,201
Total other noncurrent liabilities (variable interest entities nonrecourse - 2026: $339; 2025: $364)	15,136	13,984
Stockholders’ Equity
Common stock (authorized 5,000,000,000 shares of $0.01 par value each; issued 2026: 791,918,759 shares; 2025: 790,287,565 shares)	8	8
Additional paid-in capital	11,073	11,112
Retained earnings	16,457	16,781
Accumulated other comprehensive loss	(7,662)	(7,660)
Treasury stock at cost (2026: 69,578,048 shares; 2025: 73,065,152 shares)	(4,016)	(4,233)
Dow Inc.’s stockholders’ equity	15,860	16,008
Noncontrolling interests	1,507	1,514
Total equity	17,367	17,522
Total Liabilities and Equity	$61,585	$58,538

Dow Inc. and Subsidiaries
Consolidated Statements of Cash Flows

In millions (Unaudited)	Six Months Ended
	Jun 30, 2026	Jun 30, 2025
Operating Activities
Net income (loss)	$357	$(1,091)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	1,383	1,438
Credit for deferred income tax	(114)	(131)
Earnings of nonconsolidated affiliates less than dividends received	543	220
Net periodic pension benefit credit	(16)	(50)
Pension contributions	(78)	(76)
Net gain on sales of assets, businesses and investments	(49)	(102)
Restructuring and asset related charges - net	530	799
Other net loss	3	104
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(1,761)	(935)
Inventories	(638)	(158)
Accounts payable	1,347	(12)
Other assets and liabilities, net	941	(372)
Cash provided by (used for) operating activities - continuing operations	2,448	(366)
Cash provided by (used for) operating activities - discontinued operations	7	(13)
Cash provided by (used for) operating activities	2,455	(379)
Investing Activities
Capital expenditures	(1,135)	(1,347)
Proceeds from incentives related to capital expenditures	49	—
Cash flow hedging related to capital expenditures	(6)	—
Investment in gas field developments	(48)	(68)
Proceeds from sales of property, businesses and consolidated companies, net of cash divested	58	131
Investments in and loans to nonconsolidated affiliates	(133)	(20)
Purchases of investments	(782)	(205)
Proceeds from sales and maturities of investments	524	552
Other investing activities, net	53	(5)
Cash used for investing activities	(1,420)	(962)
Financing Activities
Changes in short-term notes payable	17	48
Proceeds from issuance of short-term debt greater than three months	16	37
Payments on short-term debt greater than three months	(34)	(41)
Proceeds from issuance of long-term debt	81	1,107
Payments on long-term debt	(206)	(1,114)
Collections on securitization programs, net of remittances	—	18
Transaction financing, debt issuance and other costs	(3)	(85)
Employee taxes paid for share-based payment arrangements	(15)	(16)
Distributions to noncontrolling interests	(158)	(56)
Proceeds from sale of noncontrolling interests	—	2,433
Dividends paid to stockholders	(505)	(990)
Cash provided by (used for) financing activities	(807)	1,341
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(76)	253
Summary
Increase in cash, cash equivalents and restricted cash	152	253
Cash, cash equivalents and restricted cash at beginning of period	3,952	2,263
Cash, cash equivalents and restricted cash at end of period	$4,104	$2,516
Less: Restricted cash and cash equivalents, included in "Other current assets"	131	117
Cash and cash equivalents at end of period	$3,973	$2,399

Dow Inc. and Subsidiaries
Net Sales by Segment and Geographic Region

Net Sales by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Packaging & Specialty Plastics	$6,385	$5,025	$11,304	$10,335
Industrial Intermediates & Infrastructure	3,166	2,786	5,792	5,641
Performance Materials & Coatings	2,361	2,129	4,441	4,200
Corporate	180	164	349	359
Total	$12,092	$10,104	$21,886	$20,535
U.S. & Canada	$4,782	$3,988	$8,578	$8,215
EMEAI [1]	3,930	3,272	7,114	6,546
Asia Pacific	1,817	1,737	3,555	3,595
Latin America	1,563	1,107	2,639	2,179
Total	$12,092	$10,104	$21,886	$20,535

Net Sales Variance by Segment and Geographic Region	Three Months Ended Jun 30, 2026				Six Months Ended Jun 30, 2026
	Local Price & Product Mix	Currency	Volume	Total	Local Price & Product Mix	Currency	Volume	Total
Percent change from prior year
Packaging & Specialty Plastics	30%	1%	(4)%	27%	10%	2%	(3)%	9%
Industrial Intermediates & Infrastructure	15	1	(2)	14	3	3	(3)	3
Performance Materials & Coatings	4	1	6	11	—	2	4	6
Total	20%	1%	(1)%	20%	6%	2%	(1)%	7%
Total, excluding the Hydrocarbons & Energy business	18%	1%	—%	19%	6%	2%	—%	8%
U.S. & Canada	17%	—%	3%	20%	5%	—%	(1)%	4%
EMEAI [1]	21	3	(4)	20	7	6	(4)	9
Asia Pacific	14	—	(9)	5	3	1	(5)	(1)
Latin America	32	—	9	41	12	—	9	21
Total	20%	1%	(1)%	20%	6%	2%	(1)%	7%
1.Europe, Middle East, Africa and India.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Operating EBIT by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Packaging & Specialty Plastics	$1,278	$71	$1,486	$413
Industrial Intermediates & Infrastructure	246	(185)	128	(313)
Performance Materials & Coatings	133	152	250	201
Corporate	(9)	(59)	(62)	(92)
Total	$1,648	$(21)	$1,802	$209

Depreciation and Amortization by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Packaging & Specialty Plastics	$361	$369	$743	$729
Industrial Intermediates & Infrastructure	137	153	285	299
Performance Materials & Coatings	158	192	339	392
Corporate	8	10	16	18
Total	$664	$724	$1,383	$1,438

Operating EBITDA by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Packaging & Specialty Plastics	$1,639	$440	$2,229	$1,142
Industrial Intermediates & Infrastructure	383	(32)	413	(14)
Performance Materials & Coatings	291	344	589	593
Corporate	(1)	(49)	(46)	(74)
Total	$2,312	$703	$3,185	$1,647

Equity in Earnings (Losses) of Nonconsolidated Affiliates by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Packaging & Specialty Plastics [1]	$19	$7	$(44)	$46
Industrial Intermediates & Infrastructure [1]	15	(39)	(227)	(97)
Performance Materials & Coatings	1	1	2	1
Corporate	1	1	2	—
Total	$36	$(30)	$(267)	$(50)

Reconciliation of "Net income (loss)" to "Operating EBIT"	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net income (loss)	$802	$(801)	$357	$(1,091)
+ Provision for income taxes	69	142	124	58
Income (loss) before income taxes	$871	$(659)	$481	$(1,033)
- Interest income	38	39	80	67
+ Interest expense and amortization of debt discount	210	209	429	425
- Significant items	(605)	(468)	(972)	(884)
Operating EBIT (non-GAAP)	$1,648	$(21)	$1,802	$209
1.Packaging & Specialty Plastics and Industrial Intermediates & Infrastructure include losses of $81 million and $211 million, respectively, in the six months ended June 30, 2026, related to the Sadara guarantee liability adjustment, a significant item.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended Jun 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net income (loss) [2]	EPS [3]	Income Statement Classification
Reported results	$871	$721	$0.99
Less: Significant items
Transform to Outperform [4]	(526)	(418)	(0.58)	SG&A ($81 million); Restructuring and asset related charges - net ($445 million)
2025 Restructuring Program asset related charges and exit and disposal costs [5]	(58)	(46)	(0.06)	Restructuring and asset related charges - net
2025 Restructuring implementation costs [6]	(28)	(23)	(0.03)	Cost of sales ($27 million); R&D ($1 million)
Indemnification and other transaction related credits [7]	7	7	0.01	Sundry income (expense) - net
Income tax related items [8]	—	150	0.21	Provision for income taxes
Total significant items	$(605)	$(330)	$(0.45)
Operating results (non-GAAP)	$1,476	$1,051	$1.44

Significant Items Impacting Results for the Three Months Ended Jun 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net income (loss) [2]	EPS [3]	Income Statement Classification
Reported results	$(659)	$(835)	$(1.18)
Less: Significant items
2025 Restructuring Program severance and related benefit costs and asset related charges [5]	(591)	(474)	(0.67)	Restructuring and asset related charges - net
Implementation costs [6]	(5)	(4)	(0.01)	Cost of sales ($1 million); SG&A ($4 million)
Net gain on divestitures and asset sale [9]	103	77	0.11	Sundry income (expense) - net
Litigation related charges, awards and adjustments [10]	42	33	0.05	Cost of sales
Indemnification and other transaction related costs [7]	(17)	(17)	(0.02)	Sundry income (expense) - net
Income tax related items [8]	—	(153)	(0.22)	Provision for income taxes
Total significant items	$(468)	$(538)	$(0.76)
Operating results (non-GAAP)	$(191)	$(297)	$(0.42)
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Includes costs to achieve of $81 million and severance and related benefit costs of $445 million associated with Transform to Outperform.
5.For 2026, includes impairment charges related to the write-down of certain manufacturing facilities and other miscellaneous assets and exit and disposal costs associated with the Company's 2025 Restructuring program. For 2025, includes severance and related benefit costs and impairment charges related to the write-down of certain manufacturing facilities, corporate assets, leased non-manufacturing facilities and other miscellaneous assets associated with the Company's 2025 Restructuring Program.
6.For 2026, includes implementation costs associated with the Company's 2025 Restructuring Program. For 2025, also includes implementation costs associated with the sale of membership interests of the Company's formerly wholly owned subsidiary, Dow InfraCo, LLC.
7.Relates to credits (charges) associated with agreements entered into with DuPont and Corteva as part of the separation and distribution which, among other matters, provides for cross-indemnities and allocations of obligations and liabilities for periods prior to, at and after the completion of the separation.
8.For 2026, amount relates to changes in the Company’s ability to utilize foreign tax credits associated with cash proceeds received in March 2026 related to a legal matter with Nova Chemicals Corporation ("Nova"). For 2025, amounts relate to valuation allowances on deferred tax assets in certain foreign jurisdictions, partially offset by a tax basis adjustment related to the Company's consolidated infrastructure entity.
9.Relates to a gain on the sale of the Company's soil fumigation product line.
10.Includes a gain associated with the reassessment of liabilities for certain accrued legacy agricultural products groundwater contamination matters, partially offset by the settlement of a separate claim related to water storage district legacy groundwater contamination matters.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Six Months Ended Jun 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$481	$188	$0.25
Less: Significant items
Transform to Outperform [4]	(606)	(481)	(0.67)	SG&A ($134 million); Restructuring and asset related charges - net ($472 million)
2025 Restructuring Program asset related charges and exit and disposal costs [5]	(58)	(46)	(0.06)	Restructuring and asset related charges - net
2025 Restructuring implementation costs [6]	(49)	(40)	(0.05)	Cost of sales ($47 million); R&D ($1 million); SG&A ($1 million)
Sadara guarantee liability adjustment [7]	(292)	(227)	(0.31)	Equity in losses of nonconsolidated affiliates
Litigation related charges, awards and adjustments [8]	26	21	0.03	Sundry income (expense) - net
Indemnification and other transaction related credits [9]	7	7	0.01	Sundry income (expense) - net
Total significant items	$(972)	$(766)	$(1.05)
Operating results (non-GAAP)	$1,453	$954	$1.30
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Includes costs to achieve of $134 million and severance and related benefit costs of $472 million associated with Transform to Outperform.
5.Includes impairment charges related to the write-down of certain manufacturing facilities and other miscellaneous assets and exit and disposal costs associated with the Company's 2025 Restructuring program.
6.Includes implementation costs associated with the Company's 2025 Restructuring Program.
7.Includes a charge due to a change in fair value of the estimated liability associated with the Company's guarantee of Sadara's project financing debt.
8.Relates to a gain associated with a legal matter with Nova.
9.Relates to credits associated with agreements entered into with DuPont and Corteva as part of the separation and distribution which, among other matters, provides for cross-indemnities and allocations of obligations and liabilities for periods prior to, at and after the completion of the separation.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Six Months Ended Jun 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$(1,033)	$(1,142)	$(1.62)
Less: Significant items
Restructuring, implementation and efficiency costs, and asset related charges - net [4]	(51)	(39)	(0.05)	Cost of sales ($44 million); R&D ($1 million); SG&A ($4 million); Restructuring and asset related charges - net ($1 million); Sundry income (expense) - net ($1 million)
2025 Restructuring Program severance and related benefit costs and asset related charges [5]	(798)	(635)	(0.90)	Restructuring and asset related charges - net
Implementation costs [6]	(5)	(4)	(0.01)	Cost of sales ($1 million); SG&A ($4 million)
Net gain on divestitures and asset sale [7]	103	77	0.11	Sundry income (expense) - net
Litigation related charges, awards and adjustments [8]	42	33	0.05	Cost of sales
Loss on early extinguishment of debt	(60)	(48)	(0.07)	Sundry income (expense) - net
Indemnification and other transaction related costs [9]	(115)	(93)	(0.13)	Cost of sales ($98 million); Sundry income (expense) - net ($17 million)
Income tax related items [10]	—	(153)	(0.22)	Provision for income taxes
Total significant items	$(884)	$(862)	$(1.22)
Operating results (non-GAAP)	$(149)	$(280)	$(0.40)
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Includes restructuring charges and implementation and efficiency costs associated with the Company's 2023 Restructuring program.
5.Includes severance and related benefit costs and impairment charges related to the write-down of certain manufacturing facilities, corporate assets, leased non-manufacturing facilities and other miscellaneous assets associated with the Company's 2025 Restructuring program.
6.Includes implementation costs associated with the Company's 2025 Restructuring Program and the sale of membership interests of the Company's formerly wholly owned subsidiary, Dow InfraCo, LLC.
7.Relates to a gain on the sale of the Company's soil fumigation product line.
8.Includes a gain associated with the reassessment of liabilities for certain accrued legacy agricultural products groundwater contamination matters, partially offset by the settlement of a separate claim related to water storage district legacy groundwater contamination matters.
9.Primarily includes a charge related to an arbitration settlement agreement for historical product claims from a divested business. Also includes charges associated with agreements entered into with DuPont and Corteva as part of the separation and distribution which, among other matters, provides for cross-indemnities and allocations of obligations and liabilities for periods prior to, at and after the completion of the separation.
10.Relates to valuation allowances on deferred tax assets in certain foreign jurisdictions, partially offset by a tax basis adjustment related to the Company's consolidated infrastructure entity.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Reconciliation of Free Cash Flow	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Cash provided by (used for) operating activities - continuing operations (GAAP)	$1,324	$(470)	$2,448	$(366)
Capital expenditures	(632)	(662)	(1,135)	(1,347)
Free Cash Flow (non-GAAP)	$692	$(1,132)	$1,313	$(1,713)

Reconciliation of Cash Flow Conversion	Three Months Ended
In millions (Unaudited)	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026
Cash provided by operating activities - continuing operations (GAAP)	$1,130	$298	$1,124	$1,324
Net income (loss) (GAAP)	$124	$(1,477)	$(445)	$802
Cash flow from operations to net income (GAAP) [1]	911.3%	N/A	N/A	165.1%
Cash flow from operations to net income - trailing twelve months (GAAP) [2]				N/A
Operating EBITDA (non-GAAP)	$868	$741	$873	$2,312
Cash Flow Conversion (Cash flow from operations to Operating EBITDA) (non-GAAP)	130.2%	40.2%	128.8%	57.3%
Cash Flow Conversion - trailing twelve months (non-GAAP)				80.9%
1.Cash flow from operations to net income is not applicable for the fourth quarter of 2025 and first quarter of 2026 due to a net loss for the period.
2.Cash flow from operations to net income - trailing twelve months is not applicable due to a net loss for the trailing twelve months period.